SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2002 (August 29, 2002)

AMERICAN RETIREMENT CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	01-13031	62-1674303

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 200 Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-2250

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Information and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 5. Other Events

     On August 29, 2002, American Retirement Corporation (“ARC”) issued a Supplement to Offering Memorandum, dated August 29, 2002, to provide additional information relating to its offer to exchange its outstanding 5 3/4% Convertible Subordinated Debentures Due October 1, 2002. The Supplement to Offering Memorandum provides additional financial and other information regarding the proposed $112.8 million loan from Health Care Properties, Inc. (“HCPI”) to one of ARC’s subsidiaries and the proposed $12.2 million equity investment by HCPI in certain of ARC’s subsidiaries. The Supplement to Offering Memorandum is attached to this report as Exhibit 99. The Form of Master Lease between certain of ARC’s subsidiaries, which is discussed in the supplement, is attached to this report as Exhibit 10.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(a) Not applicable.

(b) Not Applicable.

(c) Exhibits:

(10)	Form of Master Lease between Fort Austin Real Estate Holdings, LLC, ARC Santa Catalina Real Estate Holdings, LLC, ARC Richmond Place Real Estate Holdings, LLC, ARC Holland Real Estate Holdings, LLC, ARC Sun City Center Real Estate Holdings, LLC, ARC Lake Seminole Square Real Estate Holdings, LLC and ARC Brandywine Real Estate Holdings, LLC and Fort Austin Limited Partnership, ARC Santa Catalina, Inc., ARC Richmond Place, Inc., Freedom Village of Holland, Michigan, Freedom Village of Sun City Center, Ltd., Lake Seminole Square Management Company, Inc., Freedom Group — Lake Seminole Square, Inc. and ARC Brandywine, LLC (incorporated by reference to ARC’s Schedule TO, SEC File No. 005-53347).

(99)	Supplement to Offering Memorandum, dated August 29, 2002 (incorporated by reference to ARC’s Schedule TO, SEC File No. 005-53347).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RETIREMENT CORPORATION

Date: August 29, 2002	By:	/s/ H. Todd Kaestner

	Name:	H. Todd Kaestner

	Title:	Executive Vice President

EXHIBIT INDEX

No.	Exhibit

10	Form of Master Lease between Fort Austin Real Estate Holdings, LLC, ARC Santa Catalina Real Estate Holdings, LLC, ARC Richmond Place Real Estate Holdings, LLC, ARC Holland Real Estate Holdings, LLC, ARC Sun City Center Real Estate Holdings, LLC, ARC Lake Seminole Square Real Estate Holdings, LLC and ARC Brandywine Real Estate Holdings, LLC and Fort Austin Limited Partnership, ARC Santa Catalina, Inc., ARC Richmond Place, Inc., Freedom Village of Holland, Michigan, Freedom Village of Sun City Center, Ltd., Lake Seminole Square Management Company, Inc., Freedom Group — Lake Seminole Square, Inc. and ARC Brandywine, LLC (incorporated by reference to ARC’s Schedule TO, SEC File No. 005-53347).

99	Supplement to Offering Memorandum, dated August 29, 2002 (incorporated by reference to ARC’s Schedule TO, SEC File No. 005-53347).